EXCHANGE AND REPURCHASE AGREEMENT
This Exchange and Repurchase Agreement, dated as of July 14, 2015 (this “Agreement”), is by and among Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (the “General Partner”), and Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP” and, together with the General Partner, the “ETP Parties”). ETE, ETP and the General Partner are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Defined terms used but not defined herein have the meaning given to them in Annex A.
WHEREAS, ETE is the record owner of 23,571,695 common units representing limited partner interests of ETP (“ETP Common Units”);
WHEREAS, ETP is the record owner of 100% of the incentive distribution rights (the “SUN IDRs”) of Sunoco LP, a Delaware limited partnership (“SUN”);
WHEREAS, ETP is the sole member of Sunoco GP LLC, a Delaware limited liability company and the general partner of SUN (“SUN GP”), and owns beneficially and of record all of the issued and outstanding membership interests of SUN GP (the “SUN GP Interests”);
WHEREAS, pursuant to Section 6.4(f) of the Second Amended and Restated Agreement of Limited Partnership of ETP (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9 and Amendment No. 10 thereto, the “Partnership Agreement”), aggregate quarterly distributions made by ETP to the holders of its incentive distribution rights (the “ETP IDRs”) are reduced by $8.75 million per quarter through the quarter ending June 30, 2024 (the “ETP IDR Subsidy”), provided, however, Amendment No. 8 to the Partnership Agreement provides that, in the event ETP effectuates a transaction pursuant to which the SUN IDRs are transferred to ETE in exchange for common units of ETP owned by ETE, then the ETP IDR Subsidy will terminate without any action on the part of ETP or ETE;
WHEREAS, the Parties desire to effect a transaction in which ETP will sell, assign, transfer and convey to ETE the SUN IDRs and the SUN GP Interests, and in exchange (i) ETE will transfer to ETP 21,000,000 ETP Common Units (the “Subject Units”) and (ii) ETE will consent to, and the General Partner will enter into Amendment No. 11 (the “Partnership Agreement Amendment”) to the Partnership Agreement, substantially in the form attached as Annex B hereto, which shall provide for a reduction in the aggregate quarterly distributions made by ETP to the holders of the ETP IDRs in the amount of $8.75 million per quarter commencing with the quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017;
WHEREAS, in connection with the transfer of the SUN IDRs and the SUN GP Interests, ETE and ETP will enter into an Assignment Agreement (the “SUN Assignment”), substantially in the form attached as Annex C hereto, which shall provide for the assignment of the SUN IDRs and the SUN GP Interests from ETP to ETE; and

WHEREAS, in connection with the transfer of the Subject Units, ETE and ETP will enter into an Assignment Agreement (the “ETP Assignment” and together with the SUN Assignment, the “Assignments”; the Assignments together with this Agreement and the Partnership Agreement Amendment, the “Transaction Documents”), in a form as agreed to by the Parties, which shall provide for the assignment of the Subject Units from ETE to ETP.
Accordingly, the Parties agree as follows:
ARTICLE I
THE TRANSACTIONS
Section 1.1    Repurchase, Delivery and Cancellation of the Subject Units; Assignment of SUN IDRs and SUN GP Interests; Extension of ETP IDR Subsidy.
(a)    Pursuant to the terms of this Agreement, at the Closing (as defined herein):

(i)
ETE shall deliver or cause to be delivered the Subject Units, pursuant to the ETP Assignment, together with such other transfer documents or instruments that may be necessary, or which ETP may reasonably request, in order to deliver to ETP the Subject Units, free and clear of all Liens, and ETP shall repurchase all of the Subject Units, free and clear of all Liens;

(ii)
ETP shall sell, assign, transfer and convey the SUN IDRs and the SUN GP Interests to ETE, free and clear of all Liens, pursuant to the SUN Assignment, and ETE shall accept such sale, assignment, transfer and conveyance; and

(iii)
the General Partner shall enter into the Partnership Agreement Amendment providing for a reduction in the aggregate quarterly distributions made by ETP to the holders of the ETP IDRs in the amount of $8.75 million per quarter commencing with the quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017.

(b)    For the avoidance of doubt, in accordance with Section 6.4(f) of the Partnership Agreement and Section 6.1(a)(iii)(9) of the Fourth Amended and Restated Limited Liability Company Agreement of Energy Transfer Partners, L.L.C., the general partner of the General Partner (“GP LLC”), the General Partner, as the sole holder of the ETP IDRs, and ETE hereby expressly consent to the terms and provisions of the Partnership Agreement Amendment.
(c)    The closing of the transactions contemplated by this Agreement (the “Closing”), shall take place on the first Business Day following the latest to occur of (i) the record date for the cash distributions with respect to the ETP Common Units related to the calendar quarter ended June 30, 2015, (ii) the record date for the cash distributions with respect to the common units representing limited partner interests of SUN related to the calendar quarter ended June 30, 2015 and (iii) the date on which all conditions set forth in Sections 1.2, 1.3, and 1.4 have been met or waived by the Parties (other than conditions which can only be satisfied as of the Closing Date, which shall have been met or waived on such date) (the “Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld, LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas, unless otherwise agreed to in writing by the Parties. Immediately after the Closing, ETP shall cancel the Subject Units. In the event that the Closing has not occurred on or before October 1, 2015, this Agreement may be terminated by ETE or ETP by written notice to the other Party.
Section 1.2    Mutual Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and
(b)    there shall not be pending any action, suit, claim, proceeding or other legal, administrative or arbitrational proceeding (“Proceeding”) by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
Section 1.3    Conditions to ETE’s Obligations. The obligation of ETE to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by ETE in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    each ETP Party shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such ETP Party on or prior to the Closing Date;
(b)    each of the representations and warranties of each ETP Party contained in Article III shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and
(c)    each ETP Party shall have executed and delivered the closing deliverables described in Section 1.6.
Section 1.4    Conditions to the ETP Parties’ Obligations. The obligation of the ETP Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the ETP Parties in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    ETE shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by ETE on or prior to the Closing Date;
(b)    each of the representations and warranties of ETE contained in Article II shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and
(c)    ETE shall have executed and delivered the closing deliverables described in Section 1.5.
Section 1.5    ETE Closing Deliverables. Upon the terms of this Agreement, at the Closing, ETE shall deliver (or cause to be delivered):
(a)    the Subject Units, the ETP Assignment, which shall have been duly executed on behalf of ETE, and such other transfer documents or instruments that may be necessary to deliver to ETP the Subject Units in accordance with Section 1.1(a)(i), including any certificates evidencing the Subject Units, which certificates shall be duly endorsed by ETE;
(b)    the SUN Assignment in accordance with Section 1.1(a)(ii), which shall have been duly executed on behalf of ETE;
(c)    a certificate, dated the Closing Date and signed by a duly authorized officer on behalf of ETE’s general partner, in his or her capacity as such, stating that:

(i)
ETE has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by ETE on or prior to the Closing Date; and

(ii)	each of the representations and warranties of ETE contained in Article II are true and correct on and as of the Closing Date in all material respects; and
(d)    all other documents, instruments and writings required to be delivered or caused to be delivered by ETE at the Closing under this Agreement.
Section 1.6    ETP Parties Closing Deliverables. Upon the terms of this Agreement, at the Closing, the ETP Parties shall deliver (or cause to be delivered):
(a)    a certificate, dated the Closing Date and signed by a duly authorized officer on behalf of GP LLC, in his or her capacity as such, stating that:

(i)
each ETP Party has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such ETP Party on or prior to the Closing Date; and

(ii)	each of the representations and warranties of the ETP Parties contained in Article III are true and correct on and as of the Closing Date in all material respects;
(b)    the ETP Assignment in accordance with Section 1.1(a)(i), which shall have been duly executed on behalf of ETP;
(c)    the SUN Assignment in accordance with Section 1.1(a)(ii), which shall have been duly executed on behalf of ETP;
(d)    the Partnership Agreement Amendment, which shall have been duly executed on behalf of the General Partner; and
(e)    all other documents, instruments and writings required to be delivered or caused to be delivered by each ETP Party at the Closing under this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ETE
ETE represents and warrants to the ETP Parties as of the date hereof as follows:
Section 2.1    Organization. ETE is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware.
Section 2.2    Power and Authority; Enforceability. ETE has full limited partnership power and authority to execute and deliver each of the Transaction Documents to which it is a party and consummate the transactions contemplated by the Transaction Documents to which it is a party. The execution and delivery by ETE of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all requisite limited partnership action on the part of ETE and no further consent, approval or action is required by or from ETE, the board of directors of ETE’s general partner, ETE’s unitholders, or any of ETE’s creditors in connection with the transactions contemplated hereby or thereby. Assuming this Agreement has been duly authorized, executed and delivered by the ETP Parties, this Agreement constitutes a legal, valid and binding obligation of ETE, enforceable against ETE in accordance with its terms, except (%4) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (%4) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”). On the Closing Date, assuming the Assignments have been duly authorized, executed and delivered by ETP, each Assignment will constitute a legal, valid and binding obligation of ETE, enforceable against ETE in accordance with its terms, subject to the Enforceability Exceptions.
Section 2.3    No Conflicts. The execution, delivery and performance by ETE of the Transaction Documents to which it is a party, and the transactions contemplated thereby, do not and will not • violate any Law applicable to ETE, • conflict with any provision of the certificate of limited partnership or limited partnership agreement of ETE, • require or make necessary any consent, approval or other action of, or notice to, any Person under any agreement or other document or instrument to which ETE is a party or by which ETE, or any of its assets or properties, are bound, except for those consents, approvals or other actions that have already been obtained or made, or • conflict with, or result in a violation of, any agreement or other document or instrument to which ETE is a party or by which ETE, or any of its assets or properties, are bound.
Section 2.4    Ownership of ETP Units. As of the date hereof, ETE is the record owner of 23,571,695 ETP Common Units. After giving effect to the transactions contemplated hereby, ETE will be the record owner of 2,571,695 ETP Common Units. At the Closing, ETE shall deliver the Subject Units to ETP free and clear of all Liens. None of the Subject Units is subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the Subject Units, other than this Agreement and the organizational documents of ETP. No proxies or powers of attorney have been granted with respect to the Subject Units, other than proxies or powers of attorney that (a) would not reasonably be expected to impair the ability of ETE to deliver the Subject Units to ETP as contemplated hereby and (b) would not apply to the Subject Units after the delivery of the Subject Units to ETP pursuant to this Agreement. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which ETE is or may become obligated to transfer any of the Subject Units, except as (x) would not reasonably be expected to impair the ability of ETE to deliver the Subject Units to ETP as contemplated hereby and (y) would not apply to the Subject Units after the delivery of the Subject Units to ETP pursuant to this Agreement.
Section 2.5    Litigation. There is no Proceeding pending or, to the knowledge of ETE, threatened against ETE, or against any officer, manager or director of ETE, in each case related to the Subject Units or the transactions contemplated hereby. ETE is not a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Subject Units or the transactions contemplated hereby.
Section 2.6    Governmental Authorizations. Except for any filings that may be required pursuant to Sections 13(d), 13(f), 13(g), and 16 of the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of ETE in connection with the execution, delivery and performance by ETE of the Transaction Documents to which it is a party or the delivery of the Subject Units to ETP pursuant to this Agreement.

Section 2.7    Acknowledgement. ETE acknowledges that it has made its own analysis of the fairness of the transactions contemplated hereby and has not relied on any advice or recommendation by any ETP Party or such ETP Party’s partners, directors, officers, agents or affiliates with respect to its decision to enter into this Agreement and to consummate the transactions contemplated hereby. ETE has had sufficient opportunity and time to investigate and review the business, management and financial affairs of ETP and SUN, and has had sufficient access to management of ETP and SUN, before its decision to enter into this Agreement, and further has had the opportunity to consult with all advisers it deems appropriate or necessary to consult with in connection with this Agreement and any action arising hereunder, including tax and accounting advisers. ETE acknowledges that, in connection with its entry into this Agreement and consummation of the transactions contemplated hereby, ETE has not relied on any representations or warranties of any ETP Party, or any partner, director, officer, affiliate or representative of such ETP Party, except for the representations or warranties of the ETP Parties set forth in Article III of this Agreement and the documents delivered by the ETP Parties in connection with the transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ETP PARTIES
The ETP Parties jointly and severally represent and warrant to ETE as of the date hereof as follows:
Section 3.1    Organization. Each ETP Party is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware.
Section 3.2    Power and Authority; Enforceability.
(a)    Each ETP Party has full limited partnership power and authority to execute and deliver the Transaction Documents to which it is a party and consummate the transactions contemplated thereby. The execution and delivery by each ETP Party of the Transaction Documents to which it is a party, the transfer of the SUN GP Interests and the SUN IDRs, and the consummation of the other transactions contemplated by the Transaction Documents have been duly authorized by all requisite limited partnership or other organizational action on the part of the ETP Parties party thereto and no further consent, approval or action is required by or from any ETP Party, the board of directors of GP LLC, ETP’s unitholders or any of ETP’s creditors in connection with the transactions contemplated by the Transaction Documents, other than the execution and delivery of the Partnership Agreement Amendment by the General Partner at the Closing. Assuming this Agreement has been duly authorized, executed and delivered by ETE, this Agreement constitutes a legal, valid and binding obligation of each ETP Party, enforceable against each ETP Party in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, assuming the Assignments have been duly authorized, executed and delivered by ETE, each Assignment will constitute a legal, valid and binding obligation of ETP, enforceable against ETP in accordance with its terms, subject to the Enforceability Exceptions.
Section 3.3    No Conflicts. The execution, delivery and performance by each ETP Party of the Transaction Documents to which it is a party, and the transactions contemplated thereby, do not and will not • violate any Law applicable to the ETP Parties, • conflict with any provision of the certificate of limited partnership or the limited partnership agreement of the ETP Parties, • require or make necessary any consent, approval or other action of, or notice to, any Person under any agreement or other document or instrument to which any ETP Party is a party or by which any ETP Party, or any of their respective assets or properties, is bound, except for those that have been obtained or made prior to the date hereof, or • conflict with, or result in a violation of, any agreement or other document or instrument to which any ETP Party is a party or by which any ETP Party, or any of their respective assets or properties, is bound.
Section 3.4    Capitalization; Ownership of SUN GP Interests and SUN IDRs.
(a)    As of the date hereof, ETP is the record and beneficial owner of the SUN GP Interests and the SUN IDRs. At the Closing, ETP shall sell, assign, transfer and convey the SUN GP Interests and the SUN IDRs to ETE free and clear of all Liens.
(b)    The SUN GP Interests comprise all of the limited liability company interests of SUN GP that are issued and outstanding and the SUN IDRs comprise all of the incentive distribution rights of SUN that are issued and outstanding. The SUN GP Interests and the SUN IDRs have been duly authorized, validly issued, fully paid (to the extent required by the organizational documents of SUN GP, in the case of the SUN GP Interests, and SUN, in the case of the SUN IDRs) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, as amended, in the case of the SUN GP Interests, and Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended, in the case of the SUN IDRs) and free of preemptive rights, and no holder of SUN GP Interests or SUN IDRs has any obligation to make capital contributions to SUN GP or SUN, as applicable, by virtue of its ownership of such SUN GP Interests or SUN IDRs. The SUN GP Interests and the SUN IDRs are not subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the SUN GP Interests or SUN IDRs, as applicable, other than this Agreement and the organizational documents of SUN GP, in the case of the SUN GP Interests, and of SUN, in the case of the SUN IDRs. No proxies or powers of attorney have been granted with respect to the SUN GP Interests or SUN IDRs, other than proxies or powers of attorney that (a) would not reasonably be expected to impair the ability of ETP to deliver the SUN GP Interests or SUN IDRs to ETE as contemplated hereby and (b) would not apply to the SUN GP Interests or SUN IDRs after the delivery of the SUN GP Interests or SUN IDRs, as applicable, to ETE pursuant to this Agreement. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which ETP is or may become obligated to transfer any of the SUN GP Interests or SUN IDRs, except as (x) would not reasonably be expected to impair the ability of ETP to deliver the SUN GP Interests or SUN IDRs to ETE as contemplated hereby and (y) would not apply to the SUN GP Interests or SUN IDRs after the delivery of the SUN GP Interests or SUN IDRs, as applicable, to ETE pursuant to this Agreement.
(c)    SUN GP directly owns 100% of the non-economic general partner interest of SUN (the “General Partner Interest”). Except for the General Partner Interest, SUN GP does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person.
Section 3.5    Litigation. There is no Proceeding pending or, to the knowledge of the ETP Parties, threatened against any ETP Party, or against any officer, manager, partner or director of any ETP Party, in each case related to the Subject Units, the SUN GP Interests or the SUN IDRs or the transactions contemplated hereby. No ETP Party is a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Subject Units, the SUN GP Interests or the SUN IDRs or the transactions contemplated hereby.
Section 3.6    Governmental Authorizations. Except for any filings that may be required pursuant to Sections 13(d), 13(f), 13(g) and 16 of the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of any ETP Party in connection with the execution, delivery and performance by such ETP Party of the Transaction Documents to which it is a party.
ARTICLE IV
SURVIVAL
All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement for one year after the Closing Date.
ARTICLE V
COVENANTS
Section 5.1    Reasonable Best Efforts Prior to Closing. Prior to Closing, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate to satisfy the conditions to Closing set forth in Article I and to consummate the transactions contemplated by this Agreement.
Section 5.2    Prohibition on Sale of Subject Units, SUN GP Interests, SUN IDRs and the General Partner Interest. Prior to Closing, and except for the pledge of the Subject Units under ETE’s debt agreements ETE shall not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Subject Units. Prior to Closing, ETP shall not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the SUN GP Interests or the SUN IDRs and shall not permit SUN GP to sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the General Partner Interest.
ARTICLE VI
MISCELLANEOUS
Section 6.1    Interpretation. Unless the context of this Agreement otherwise requires:
(a)    words of any gender include each other gender;
(b)    words using the singular or plural number also include the plural or singular number, respectively;

(c)    the terms “hereof,” “herein,” “hereby,” “hereto,” and similar words refer to this entire Agreement and not to any particular Article, Section, Clause, Exhibit, or Schedule or any subdivision of this Agreement;
(d)    references to “Article,” “Section,” “Annex,” subsection or other subdivision are to the Articles, Sections, Annexes, subsections and other subdivisions respectively, of this Agreement unless explicitly provided otherwise;
(e)    the words “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not such words are followed by such phrases or phrases of like import;
(f)    references to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it; and
(g)    the word “or” shall not be exclusive.
Section 6.2    No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors or permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
Section 6.3    Assignment. None of the Parties may assign all or any part of this Agreement without the prior written consent of the other Parties hereto.
Section 6.4    Amendment; Waiver. This Agreement may not be amended, modified, supplemented, or restated, nor may any provision of this Agreement be waived, other than through a written instrument adopted, executed and agreed to by each of the Parties hereto.
Section 6.5    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each of the Parties shall execute and deliver all such future instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties.
Section 6.6    Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given • as of the date of delivery if delivered personally or by overnight delivery service or other courier or • on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:

If to ETE:
Energy Transfer Equity, L.P.
3738 Oak Lawn
Dallas, Texas 75219
Telephone: (832) 668-1210 or (214) 981-0763
Facsimile: (832) 668-1127
Attention: General Counsel
With a copy (not itself constituting notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-7410
Facsimile: (713) 546-5401
Attention: William N. Finnegan IV
If to either ETP Party:
Energy Transfer Partners, L.P.
3738 Oak Lawn
Dallas, Texas 75219
Telephone: (832) 668-1210 or (214) 981-0763
Facsimile: (832) 668-1127
Attention: General Counsel
With a copy (not itself constituting notice) to:
Akin Gump Strauss Hauer & Feld, LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
Telephone: (713) 220-5800
Facsimile: (713) 236-0822
Attention: John Goodgame
Section 6.7    Entire Agreement; Supersede. This Agreement, and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, among the Parties with respect to the subject matter hereof.
Section 6.8    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 6.9    Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of • the Chancery Court of the State of Delaware, and • any state appellate court therefrom within the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each Party agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (%4) the Chancery Court of the State of Delaware, or (%4) any state appellate court therefrom within the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto also agrees that any final and non-appealable judgment against a Party hereto in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
Section 6.10    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 6.11    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 6.12    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 6.13    Headings. The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.
Section 6.14    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

Section 6.15    Effectiveness. This Agreement shall become effective when it shall have been executed by the Parties hereto.
[signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date first written above.

ENERGY TRANSFER EQUITY, L.P.

By:    LE GP, LLC,
its general partner

By:     /s/ John W. McReynolds
Name:     John W. McReynolds
Title:     President

ENERGY TRANSFER PARTNERS, L.P.

By:    ENERGY TRANSFER PARTNERS GP,
L.P., its general partner

By:    ENERGY TRANSFER PARTNERS,
L.L.C., its general partner

By:     /s/ Thomas P. Mason
Name:     Thomas P. Mason

Title:	Senior Vice President, General Counsel and Secretary

ENERGY TRANSFER PARTNERS GP,
L.P.

By:    ENERGY TRANSFER PARTNERS,
L.L.C., its general partner

By:     /s/ Thomas P. Mason
Name:     Thomas P. Mason

Title:	Senior Vice President, General Counsel and Secretary

[Exchange Agreement Signature Page]

ANNEX A
Definitions
As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Authority” means any federal, state, local or foreign government or any court, arbitral tribunal, administrative or regulatory agency, self-regulatory organization (including the New York Stock Exchange) or other governmental authority, agency or instrumentality.
“Law” means any applicable constitutional provisions, statute, act, code, common law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretation or advisory opinion or letter of a domestic, foreign or international Governmental Authority.
“Lien” means (i) any lien, hypothecation, pledge, collateral assignment, security interest, charge or encumbrance of any kind, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent (including any agreement to give any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, other than in each case, the restrictions under applicable federal, state and other securities laws, the Partnership Agreement or the partnership agreement of SUN, as applicable, and (ii) any purchase option, right of first refusal, right of first offer, call or similar right of a third party.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

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ANNEX B

Form of Partnership Agreement Amendment

Annex B

AMENDMENT NO. 11 TO
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP
OF
ENERGY TRANSFER PARTNERS, L.P.
[●], 2015
This Amendment No. 11 (this “Amendment No. 11”) to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (the “Partnership”), dated as of July 28, 2009, as amended by Amendment No. 1 thereto dated as of March 26, 2012, Amendment No. 2 thereto dated as of October 5, 2012, Amendment No. 3 thereto dated as of April 15, 2013, Amendment No. 4 thereto dated as of April 30, 2013, Amendment No. 5 thereto dated as of October 31, 2013, Amendment No. 6 thereto dated as of February 19, 2014, Amendment No. 7 thereto dated as of March 3, 2014, Amendment No. 8 thereto dated as of August 29, 2014, Amendment No. 9 thereto dated as of March 9, 2015 and Amendment No. 10 thereto dated as of April 30, 2015 (as so amended, the “Partnership Agreement”) is hereby adopted effective as of [●], 2015, by Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein have the meaning given such terms in the Partnership Agreement.
WHEREAS, the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement pursuant to Section 13.1(d)(i) of the Partnership Agreement to reflect a change that, in the discretion of the General Partner, does not adversely affect the Unitholders in any material respect;
WHEREAS, the General Partner, if approved by Special Approval and the holders of the Incentive Distribution Rights, may make any amendment to Section 6.4(f) of the Partnership Agreement that the General Partner deems necessary or advisable in connection with a proposed transaction approved by Special Approval;
WHEREAS, pursuant to Section 6.4(f) of the Partnership Agreement, aggregate quarterly distributions made by the Partnership to the holders of the Incentive Distribution Rights are reduced by $8.75 million per quarter through the quarter ending June 30, 2024 (the “ETP IDR Subsidy”), provided, however, Amendment No. 8 to the Partnership Agreement provides that, in the event the Partnership effectuates a transaction pursuant to which its incentive distribution rights in Sunoco LP, a Delaware limited partnership, are transferred to Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), in exchange for common units of the Partnership owned by ETE, then the ETP IDR Subsidy will terminate without any action on the part of the Partnership or ETE;
WHEREAS, in connection with the transactions contemplated by the Exchange and Repurchase Agreement dated as of July 14, 2015 (“Exchange Agreement”) by and among the Partnership, the General Partner and ETE, approved by Special Approval on July 14, 2015, the

General Partner, as the sole holder of the Incentive Distribution Rights, has agreed to a reduction of quarterly distributions to holders of Incentive Distribution Rights in the amount of $8.75 million per quarter for eight consecutive quarters commencing with the quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017;
WHEREAS, as a condition and inducement to ETE entering into the Exchange Agreement, the General Partner has agreed to execute and deliver this Amendment No. 11;
WHEREAS, pursuant to Section 6.1(a)(iv) of the Fourth Amended and Restated Limited Liability Company Agreement (as amended, the “LLC Agreement”) of Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), ETE, as the sole member of GP LLC, has the exclusive authority to determine whether to amend, modify or waive any rights relating to the assets of GP LLC or the General Partner (including the decision to amend or forego distributions in respect of the Incentive Distribution Rights) as contemplated by Section 1 of this Amendment No. 11 and Section 6.1(a)(iii)(9) of the LLC Agreement requires ETE to approve any amendment to the Partnership Agreement, and ETE has consented in writing to such amendment; and
WHEREAS, the General Partner has determined, pursuant to Section 13.1(d)(i) of the Partnership Agreement, that the changes to the Partnership Agreement set forth herein do not adversely affect the Unitholders in any material respect;
NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:
Section 1.    Amendments.
(a)    Section 6.4(f) of the Partnership Agreement is hereby amended and restated as follows:
“(f) Notwithstanding anything to the contrary in Section 6.4(a), and without limiting the provisions of Sections 6.4(b), 6.4(c), 6.4(d), 6.4(e) and 6.4(h), for a period of eight (8) consecutive Quarters commencing with the Quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017, aggregate quarterly distributions, if any, to holders of the Incentive Distribution Rights provided by clauses (iii)(B), (iv)(B) and (v)(B) of Subsection 6.4(a) shall be reduced by $8.75 million per Quarter. In addition, notwithstanding anything to the contrary herein, the General Partner, may, if approved by Special Approval and the holders of the Incentive Distribution Rights, make any amendment to the amount and timing of the reduction in the quarterly distributions to the holders of the Incentive Distribution Rights set forth in this Section 6.4(f) the General Partner deems necessary or advisable in connection with a proposed transaction approved by Special Approval.”

Section 2.    Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
Section 3.    This Amendment No. 11 shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.
[Signature page follows]

IN WITNESS WHEREOF, this Amendment No. 11 has been executed as of the date first above written.
GENERAL PARTNER:

ENERGY TRANSFER PARTNERS GP, L.P.

By:	Energy Transfer Partners, L.L.C., its general partner

By: ______________________________
Name:
Title:

ANNEX C

Form of SUN Assignment Agreement

FORM OF
ASSIGNMENT OF MEMBERSHIP INTEREST AND INCENTIVE DISTRIBUTION RIGHTS
THIS ASSIGNMENT OF MEMBERSHIP INTEREST AND INCENTIVE DISTRIBUTION RIGHTS (this “Assignment”), effective as of [●], 2015 (the “Effective Date”), is executed and delivered by and between Energy Transfer Partners, L.P., a Delaware limited partnership (“Assignor”), and Energy Transfer Equity, L.P., a Delaware limited partnership (the “Assignee”).
WITNESSETH:
WHEREAS, the Assignor is the sole member of, and owns beneficially and of record all of the issued and outstanding membership interests (the “LLC Interest”) in, Sunoco GP LLC, a Delaware limited liability company (the “Company”);
WHEREAS, the Assignor is the record and beneficial owner of 100% of the incentive distribution rights (the “SUN IDRs”) of Sunoco LP, a Delaware limited partnership (“SUN”);
WHEREAS, the Assignor and the Assignee have entered into that certain Exchange and Repurchase Agreement dated as of July 14, 2015 (the “Exchange Agreement”), pursuant to which, among other things, (a) the Assignor shall repurchase from Assignee 21,000,000 ETP Common Units and (b) the Assignor shall sell, assign, transfer and convey all of its right, title and interest to the LLC Interest and the SUN IDRs to the Assignee free and clear of all Liens, pursuant to this Assignment; and (c) the General Partner shall enter into the Partnership Agreement Amendment, which shall provide for a reduction in the aggregate quarterly distributions made by Assignor to the holders of the ETP IDRs in the amount of $8.75 million per quarter commencing with the quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017; and
WHEREAS, the Assignor desires to sell, convey, transfer and assign to the Assignee the Assignor’s right, title and interest in and to all of the LLC Interest and the SUN IDRs in accordance with the terms and provisions of this Assignment, and Assignee desires to acquire from Assignor the LLC Interest and the SUN IDRs.
WHEREAS, in order to effectuate the sale, conveyance, transfer and assignment of the LLC Interest and the SUN IDRs to the Assignee, the Assignor and the Assignee are executing and delivering this Assignment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Conveyance of LLC Interest. The Assignor by these presents does hereby convey, transfer and assign to the Assignee, its legal representatives, successors and assigns, free and clear of all liens, claims and encumbrances, all of the Assignor’s right, title and interest in, to and under, any and all equity or ownership interest, right or privilege in the Company, including without limitation, all of the Assignor’s right, title and interest in and to the LLC Interest, effective as of the Effective Date. Effective as of the Effective Date, (i) the Assignee is hereby admitted as the sole member of the Company holding 100% of the limited liability company interests of the Company, (ii) immediately following such admission, the Assignor hereby ceases to be a member of the Company, and (iii) the Company is hereby continued without dissolution. For the avoidance of doubt, following the assignment by the Assignor of the LLC Interest hereunder, the Assignor shall no longer be a member, have a membership interest or otherwise have any rights under the limited liability company agreement of the Company or with respect to the Company, all such rights and interests being vested in the Assignee. The Assignor shall surrender to the Company any certificates outstanding representing the LLC Interest, and the transactions contemplated hereby shall be recorded upon the books and records of the Company.
2.    Conveyance of SUN IDRs. The Assignor by these presents does hereby convey, transfer and assign to the Assignee, its legal representatives, successors and assigns, free and clear of all liens, claims and encumbrances, all of the Assignor’s right, title and interest in and to the SUN IDRs, effective as of the Effective Date.
3.    Further Documents. Assignor covenants and agrees with Assignee that Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such action as may reasonably be required more effectively to convey, transfer and assign to and vest in Assignee, or its successors and assigns, and to put Assignee, or its successors and assigns, in possession of the LLC Interest, to admit Assignee as a member of the Company or otherwise carry out the purposes of this Assignment.
4.    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.
5.    Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Assignment and all of which, when taken together, will be deemed to constitute one and the same agreement.
6.    Defined Terms. Capitalized terms used herein but not defined shall have the meaning set forth in the Exchange Agreement.

EXECUTED effective as of the date first above written.
ASSIGNOR:
ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner
_________________________________
By:    Kelcy L. Warren, Chief Executive Officer

ASSIGNEE:
ENERGY TRANSFER EQUITY, L.P.
By:    LE GP, LLC, its general partner
_________________________________
By:    John W. McReynolds, President

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